UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2016

COOL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53443	75-3076597
(Commission File Number)	(IRS Employer Identification No.)

8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637

(Address of Principal Executive Offices, Zip Code)

(813) 975-7567

(Registrant's telephone number, including area code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase

On December 6, 2016, Cool Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Note Purchase Agreement”) with Bellridge Capital, LP (“Bellridge”) which provides for the purchase by Bellridge of up to an aggregate of $150,000 principal amount of convertible promissory notes (the “Notes”). The Notes have a 5% original issue discount and bear interest at 5% per annum (or the lesser of 22% per annum or the maximum amount permitted by applicable law in the event of a default as described in the Notes). On December 7, 2016, $85,000 was paid pursuant to the initial Note (after the deduction of $10,000 for Bellridge’s legal expenses); said note is due on December 5, 2017. Within two trading days of notice from the Company that the registration statement described below is filed with the SEC, the Company will issue Bellridge another Note in the amount of $47,500. The Notes may be prepaid in whole or in part by the Company at a 115% premium if within 120 days of the issue date or 125% after 120 days of the issue date. The Notes are convertible into Common Stock at a 30% discount to the lowest trading price for the ten trading days immediately prior to the delivery of a conversion notice, provided that the conversion price will not be less than $0.06 per share. If the price per share of the Common Stock closes at less than $0.06 for any five out of ten consecutive trading days after the sooner to occur of the filing of the Registration Statement (the “Market Price Decline Period”) or six months from the date of the Note, the Company has the right to pre-pay the Note at an amount equal to 125% of the then principal and interest due on the Note. However, if the Company fails to prepay the Note in its entirety during the thirty days following a Market Price Decline Period, then the conversion price floor of $0.06 per share will no longer be applicable.

If the Company fails to timely deliver shares to Bellridge upon conversion of the Notes, Bellridge will be entitled to liquidated damages of $10 per trading day for each $1,000 being converted (and $20 per day after the tenth trading day). If the Company fails to timely deliver share certificates and Bellridge is required by its brokerage firm to purchase, or its brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by Bellridge of the Conversion Shares which Bellridge was entitled to receive, then the Company will (A) pay in cash the amount by which (x) Bellridge’s total purchase price for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that Bellridge was entitled to receive from the conversion multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of Bellridge, either reissue (if surrendered) the Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to Bellridge the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.

The Note may not be converted to the extent that after giving effect to the conversion Bellridge and its affiliates would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding, which percentage may be increased to 9.99% upon not less than 61 days’ prior notice to the Company.

The Note includes anti-dilution protection in the event of certain subsequent equity sales and dilutive issuances, purchase rights in subsequent rights offerings and pro rata distributions in the event of a dividend or other distribution by the Company. If the Company engages in a fundamental corporate action (as described in the Note), Bellridge will be entitled to receive shares or other consideration that it would have received for each share that would have been issuable upon conversion immediately before such fundamental corporate action.

So long as the Note is outstanding, unless with the consent of the holders of the majority in principal amount of the then outstanding Notes, the Company will not create certain indebtedness, amend its charter to adversely affect Bellridge, or enter into transactions with affiliates, unless at arm’s length and approved by the majority of disinterested directors.

The Note Purchase Agreement also provides that it is an event of default if the Company does not obtain FINRA’s approval to effectuate a 1:15 reverse stock split no later than January 15, 2017. The Company also agreed to reserve the greater of (i) 1,000,000 shares of Common Stock or (ii) 300% of the maximum aggregate number of shares issued or issuable to Bellridge (without giving effect to any beneficial ownership restrictions).

So long as Bellridge owns the Notes and the shares issuable under the Notes, if the Company fails to satisfy certain current public information requirements under Rule 144 for more than 30 consecutive days, the Company will be required to pay liquidated damages to Bellridge in cash equal to 5% of the aggregate conversion price of the Note(s) on the day of a such failure and on every 30th day thereafter. If the Company fails to make such liquidated damages payments in a timely manner, such payments will bear interest of 1.5% per month until paid in full.

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Equity Line

On December 6, 2016, Cool and Bellridge entered into a securities purchase agreement (the “Equity Line Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has the right to sell to Bellridge up to $5,000,000 in shares of its common stock, par value $0.001 per share (“Common Stock”).

Under the terms of the Equity Line Purchase Agreement, Bellridge is obligated to purchase up to $5,000,000 in shares of Common Stock (subject to certain limitations) from time to time over the 36-month period commencing on the date that a registration statement (the “Registration Statement”) is declared effective by the SEC. The Registration Statement will also register for resale the shares of Common Stock issuable upon the conversion of the Notes.The Company may direct Bellridge, at its sole discretion and subject to certain conditions, to purchase a minimum of $25,000 and a maximum of $500,000 of shares (each a “Draw Down”) that is no more than 300% of the average trading volume of the Common Stock during the 10-day period immediately prior to the Draw Down; provided that this amount does not result in Bellridge beneficially owning in excess of 4.99% of the issued and outstanding Common Stock. However, the 4.99% limitation may be increased by Bellridge up to 9.99% upon at least 61 days’ prior notice to the Company.

In addition, the Company may direct Bellridge to purchase shares only if during the fifteen consecutive days following a Draw Down request by the Company, the Common Stock equals or exceeds $0.06 per share. The Company will control the timing and amount of any sales of Common Stock to Bellridge but the Company may not request a Draw Down less than ten business days apart.

As consideration for its commitment to purchase shares of Common Stock pursuant to the Equity Line Purchase Agreement, the Company agreed to issue to Bellridge1,317,176 shares of Common Stock.

The Equity Purchase Agreement also provides for liquidated damages of $100 per trading day ($200 after five trading days) if the Company does not timely deliver the shares sold to Bellridge.

The Equity Purchase Agreement terminates if the Common Stock is delisted, the Company files for creditor protection or the Registration Statement is not declared effective by the SEC in 210 days from the execution of the Equity Purchase Agreement. The Company may also terminate the Equity Purchase Agreement upon five trading days’ notice if Bellridge fails to timely fund a Draw Down.

Bellridge is not obligated to purchase more than $500,000of Common Stock in any single purchase. There is no upper limit on the price per share that Bellridge could be obligated to pay for shares of Common Stock under the Equity Purchase Agreement.Actual sales of shares of Common Stock to Bellridge under the Equity Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The foregoing descriptions of the Note Purchase Agreement, the Note, the Equity Line Purchase Agreement and the Registration Rights Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of such Agreements, copies of which are attached hereto asExhibit 10.61, 10.62, 10.63 and 10.64, respectively, and each of which is incorporated herein in its entirety by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of the securities by the Company to Bellridge was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investor that it was purchasing the shares for its own account and without a view to distribute them.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.61	Securities Purchase Agreement, dated December 6, 2016, between the Company and Bellridge Capital Fund, LP

Exhibit 10.62	5% Convertible Promissory Note

Exhibit 10.63	Securities Purchase Agreement, dated December 6, 2016, between the Company and Bellridge Capital Fund, LP for the Equity Line

Exhibit 10.64	Registration Rights Agreement, dated December 6, 2016, between the Company and Bellridge Capital Fund, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOL TECHNOLOGIES, INC.

Date: December 12, 2016	By:	/s/ Timothy Hassett
	Name:	Timothy Hassett
	Title:	Chairman and Chief Executive Officer

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